Exhibit 4(c)

NEXTERA ENERGY CAPITAL HOLDINGS, INC.
OFFICER’S CERTIFICATE
Creating the 2.80% Debentures, Series due August 27, 2020
Aldo Portales, Assistant Treasurer of NextEra Energy Capital Holdings, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999 between the Company and the Trustee, as amended (the “Indenture”), that:
1.    The securities to be issued under the Indenture in accordance with this certificate shall be designated “2.80% Debentures, Series due August 27, 2020” (referred to herein as the “Debentures of the Twenty-Eighth Series”) and shall be issued in substantially the form set forth in Exhibit A hereto.
2.    The Debentures of the Twenty-Eighth Series shall be issued by the Company in the initial aggregate principal amount of $300,000,000. Additional Debentures of the Twenty-Eighth Series, without limitation as to amount, having substantially the same terms as the Outstanding Debentures of the Twenty-Eighth Series (except for the payment of interest accruing prior to the issue date of the additional Debentures of the Twenty-Eighth Series or except for the first payment of interest following the issue date of the additional Debentures of the Twenty-Eighth Series) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then‑Outstanding Debentures of the Twenty-Eighth Series. Any such additional Debentures of the Twenty-Eighth Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then‑Outstanding Debentures of the Twenty-Eighth Series.
3.    The Debentures of the Twenty-Eighth Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means August 27, 2020.
4.    The Debentures of the Twenty-Eighth Series shall bear interest as provided in the form thereof set forth as Exhibit A hereto.
5.    Each installment of interest on a Debenture of the Twenty-Eighth Series shall be payable as provided in the form thereof set forth as Exhibit A hereto.
6.    Registration of the Debentures of the Twenty-Eighth Series, and registration of transfers and exchanges in respect of the Debentures of the Twenty-Eighth Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Debentures of the Twenty-Eighth Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Twenty-Eighth Series.
7.    The Debentures of the Twenty-Eighth Series will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form thereof set forth in Exhibit A hereto.
8.    So long as all of the Debentures of the Twenty-Eighth Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Twenty-Eighth Series shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, that if any of the Debentures of the Twenty-Eighth Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day next preceding such Interest Payment Date.
9.    If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Twenty-Eighth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Twenty-Eighth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Twenty-Eighth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or
(B)    an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the Twenty-Eighth Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.

10.    The Debentures of the Twenty-Eighth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Debentures of the Twenty-Eighth Series:
(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

Notwithstanding anything to the contrary contained in the Debentures of the Twenty-Eighth Series, this certificate or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Twenty-Eighth Series within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, Standard & Poor’s Ratings Services (a Standard & Poor’s Financial Services LLC business) and Moody’s Investors Service, Inc. (if the Debentures of the Twenty-Eighth Series are then rated by those rating agencies, or, if the Debentures of the Twenty-Eighth Series are then rated by only one of those rating agencies, then such rating agency, or, if the Debentures of the Twenty-Eighth Series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Twenty-Eighth Series shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
11.    With respect to the Debentures of the Twenty-Eighth Series, each of the following events shall be an additional Event of Default under the Indenture:
(A)    the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless
(i)    the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and
(ii)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(B)    the failure of the Company to redeem the Outstanding Debentures of the Twenty-Eighth Series if and as required by paragraph 10 hereof.

12.    If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Twenty-Eighth Series pursuant to paragraph 10 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Twenty-Eighth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy the foregoing requirement.
13.    The Debentures of the Twenty-Eighth Series will be initially issued in global form (the “Global Debentures”) registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company (“DTC”). The Debentures of the Twenty-Eighth Series will be initially issued pursuant to an exemption or exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Each such Debenture of the Twenty-Eighth Series, whether in a global form or in a certificated form, shall bear the non-registration legend, or the Regulation S legend, as applicable, in substantially the form set forth in Exhibit A hereto (including, if applicable, the agreements of each holder of such Debenture of the Twenty-Eighth Series set forth therein). Nothing in the Indenture, the Debentures of the Twenty-Eighth Series or this Certificate shall be construed to require the Company to register any Debentures of the Twenty-Eighth Series under the Securities Act, or to make any transfer of such Debentures of the Twenty-Eighth Series in violation of applicable law.
14.    Beneficial interests in the Debentures of the Twenty-Eighth Series offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance upon Rule 144A will be represented by one or more separate Global Debentures (each, a “Rule 144A Global Debenture”) registered in the name of Cede & Co., as registered owner and as nominee for DTC and shall include the non-registration legend set forth in Exhibit A hereto. Initially, beneficial interests in the Debentures of the Twenty-Eighth Series offered and sold to purchasers pursuant to Regulation S under the Securities Act (“Regulation S”) will be evidenced by one or more separate Global Debentures (each, a “Regulation S Global Debenture”) and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), and shall include the Regulation S legend set forth in Exhibit A hereto.
15.    Transfers of beneficial interests in a Rule 144A Global Debenture will be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A hereto. Prior to the expiration of the period of 40 days beginning on and including the later of (x) the day on which the offering of the Debentures of the Twenty-Eighth Series commences and (y) the original issue date of the Debentures of the Twenty-Eighth Series, transfers of beneficial interests in a Regulation S Global Debenture will be subject to the restrictions on transfer contained in the Regulation S legend set forth in Exhibit A hereto.

16.    In connection with any transfer of Debentures of the Twenty-Eighth Series, the Trustee and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates of transfer (in substantially the form set forth in Exhibit A hereto for use in connection with the transfer of beneficial interests between a Rule 144A Global Debenture and a Regulation S Global Debenture, or otherwise) received from the Holders and any transferees of any Debentures of the Twenty-Eighth Series regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Debentures and any other facts and circumstances related to such transfer. Transfers of beneficial interests between a Rule 144A Global Debenture and a Regulation S Global Debenture, and other transfers relating to beneficial interests in the Global Debentures, shall be reflected by endorsements of the Trustee, as custodian for DTC, on the schedules attached to such Rule 144A Global Debenture and Regulation S Global Debenture. Neither the Company nor the Trustee shall have any liability for any acts or omissions of any depositary, for any depositary records of beneficial interests, for any transactions between the depositary, any participant member of the depositary and/or beneficial owner of any interest in any Debentures of the Twenty-Eighth Series, for any transfers of beneficial interests in the Debentures of the Twenty-Eighth Series, or in respect of any transfers effected by the depositary or by any participant member of the depositary or any beneficial owner of any interest in any Debentures of the Twenty-Eighth Series held through any such participant member of the depositary.
17.    No service charge shall be made for the registration of transfer or exchange of the Debentures of the Twenty-Eighth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange or transfer.
18.    The Debentures of the Twenty-Eighth Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto.
19.    The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Twenty-Eighth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.
20.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
21.    In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

22.    In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Twenty-Eighth Series requested in the accompanying Company Order No. 29 have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 27th day of August, 2015 in New York, New York.

/s/ Aldo Portales
Aldo Portales
Assistant Treasurer

Exhibit A

[depository legend]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited purpose company organized under the New York Banking Law (“DTC”), to NextEra Energy Capital Holdings, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[non-registration legend]

[Neither this Debenture nor any beneficial interest herein has been registered under the Securities Act of 1933, as amended (the “Securities Act”). Each holder hereof, and each owner of a beneficial interest herein, by purchasing this Debenture, agrees for the benefit of NextEra Energy Capital Holdings, Inc. (the “Company”) that this Debenture may not be resold, pledged or otherwise transferred prior to the date which is one year (or six months if all applicable conditions to such resale under Rule 144 under the Securities Act (or any successor provision thereof) are satisfied) after the later of the original issuance date thereof, the issuance date of any subsequent issuance of additional Debentures of the same series and the last date on which the Company or any affiliate thereof was the owner of this Debenture or the expiration of such shorter period as may be prescribed by such Rule 144 (or such successor provision) permitting resales of this Debenture without any conditions (the “Resale Restriction Termination Date”) other than (A)(1) to the Company, (2) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (3) so long as this Debenture is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer attached to this Debenture), (4) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer attached to this Debenture, (5) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), or (6) pursuant to an effective registration statement under the Securities Act and (B) in each case in accordance with any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. The holder hereof, by purchasing this Debenture, represents and agrees for the benefit of the Company that it is (i) a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act or (ii) a non-U.S. person outside the United States within the meaning of, or an account satisfying the requirements of, paragraph (k)(2) of Rule 902 under Regulation S under the Securities Act. The holder of this Debenture acknowledges that the Company reserves the right prior to any offer, sale or other transfer (1) pursuant to clause (A)(2) prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and (2) in each of the foregoing cases, to require that a certificate as to compliance with certain conditions to transfer is completed and delivered by the transferor to the Company.]

[Regulation S legend]
[The Debentures covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (I) as part of their distribution at any time or (II) otherwise until 40 days after the later of the date of the commencement of the offering of the Securities and the date of original issuance of the Debentures, except in either case in accordance with Regulation S or Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.]

No.	CUSIP No.

[FORM OF FACE OF DEBENTURE]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
2.80% DEBENTURES, SERIES DUE AUGUST 27, 2020
NextEra Energy Capital Holdings, Inc., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to
, or registered assigns, the principal amount specified on Schedule I hereto on August 27, 2020 (the “Stated Maturity Date”). The Company further promises to pay interest on the principal sum of this 2.80% Debenture, Series due August 27, 2020 (this “Security”) to the registered Holder hereof at the rate of 2.80% per annum, in like coin or currency, semi-annually on February 27 and August 27 of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on February 27, 2016. Each interest payment shall include interest accrued from the most-recently preceding Interest

Payment Date to which interest has either been paid or duly provided for (except that (i) the interest payment which is due on February 27, 2016 shall include interest that has accrued from August 27, 2015, and (ii) if this Security is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered Holder hereof shall not be entitled to receive any interest payment with respect to this Security on such next occurring Interest Payment Date). No interest will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the Business Day immediately preceding such Interest Payment Date so long as the Securities of this series are held by a securities depository in book-entry form; provided that if the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day next preceding such Interest Payment Date; and provided further that interest payable on the Stated Maturity Date or any Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto. The amount of interest payable on this Security will be computed on the basis of a 360‑day year consisting of twelve 30‑day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30‑day calendar months).
Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate shall have the meanings specified in the Indenture or in the Officer’s Certificate.)

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF DEBENTURE]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on August 27, 2015 creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
Securities of this series shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to the Stated Maturity Date, upon notice (the “Redemption Notice”) mailed at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption (the “Redemption Date”), at the applicable price (the “Redemption Price”) described below. If the Company redeems all or any part of the Securities of this series, the Redemption Price will equal the sum of (i) 100% of the principal amount thereof, plus (ii) accrued and unpaid interest thereon, if any, to but excluding the Redemption Date, plus (iii) a premium, if any (the “Make‑Whole Premium”). In no event will the Redemption Price be less than 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.
The amount of the Make‑Whole Premium with respect to any Security of this series (or portion thereof) to be redeemed will be equal to the excess, if any, of:

(1)	the sum of the present values, calculated as of the Redemption Date, of:

(a)
each interest payment that, but for such redemption, would have been payable on the Security of this series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any interest accruing (i) from and including the last Interest Payment Date preceding the Redemption Date as of which all then-accrued interest was paid (ii) to but excluding the Redemption Date); and

(b)	the principal amount that, but for such redemption, would have been payable on the Stated Maturity Date of the Security of this series (or portion thereof) being redeemed; over

(2)	the principal amount of the Security of this series (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 20 basis points.
The Company will appoint an independent investment banking institution of national standing to calculate the Make-Whole Premium when and as applicable; provided that Morgan Stanley & Co. International plc will make such calculation if (1) the Company fails to make such appointment at least thirty (30) days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation. If Morgan Stanley & Co. International plc is to make such calculation but is not willing or able to do so, then the Company will appoint an independent investment banking institution of national standing to make such calculation (in any such case, an “Independent Investment Banker”).
For purposes of determining the Make‑Whole Premium, “Treasury Yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to the Stated Maturity Date of the Securities of this series to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”). The Independent Investment Banker will determine the Treasury Yield as of the third Business Day immediately preceding the applicable Redemption Date.
The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for the United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.
If at the time the Redemption Notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such Redemption Notice shall be of no force or effect unless such moneys are received.
Upon payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

The Securities of this series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Securities of this series:
(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Securities of this series, the Officer’s Certificate dated August 27, 2015 creating the Securities of this series, or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, Standard & Poor’s Ratings Services (a Standard & Poor’s Financial

Services LLC business) and Moody’s Investors Service, Inc. (if the Securities of this series are then rated by those rating agencies, or, if the Securities of this series are then rated by only one of those rating agencies, then such rating agency, or, if the Securities of this series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities of this series shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If a Guarantor Event occurs and the Company is not required to redeem the Securities of this series pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities of this series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy the foregoing requirement.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Securities of this series may not be offered or sold by the Holder except as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder offers or sells any Securities of this series, such Holder will do so only (A) to the Company, (B) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (C) to a person whom the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (“Rule 144A”) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (D) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) in accordance with another applicable exemption from the registration requirements of the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein. Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series in accordance with the foregoing clause (E) any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

SCHEDULE I
[144A][REGULATION S] GLOBAL Security
The initial amount of the Securities evidenced by this certificate is $___________.

CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY THIS CERTIFICATE

Date	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Registrar

[FORM OF CERTIFICATE OF TRANSFER IN GLOBAL SECURITY]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
2.80% Debentures, Series due August 27, 2020

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

Please insert social security or other identifying number of assignee identifying number of assignee

Name and address of assignee must be printed or typewritten

$_______________ principal amount of beneficial interest in the referenced Security of NextEra Energy Capital Holdings, Inc. (the “Company”) and does hereby irrevocably constitute and appoint ______________________________________________________ to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:
(check one)

☐	to the Company;

☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)(if available);

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

☐	in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

☐	pursuant to an effective registration statement under the Securities Act.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name of the registered owner of the within instrument in every particular without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF CERTIFICATE OF TRANSFER OF CERTIFICATED SECURITY]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
2.80% Debentures, Series due August 27, 2020

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

Please insert social security or other identifying number of assignee identifying number of assignee

Name and address of assignee must be printed or typewritten

$_______________ principal amount of the within Security of NextEra Energy Capital Holdings, Inc. (the “Company”) and does hereby irrevocably constitute and appoint                                                                             to transfer the said Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:
(check one)

☐	to the Company;

☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)(if available);

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

☐	in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

☐	pursuant to an effective registration statement under the Securities Act.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name of the registered owner of the within instrument in every particular without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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